                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM S-8


                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                          DALECO RESOURCES CORPORATION
               (EXACT NAME OF REGISTRANT SPECIFIED IN ITS CHARTER)



         DELAWARE                                    23-2860739
-------------------------------       ------------------------------------------
(STATE OF OTHER JURISDICTION OF           (IRS EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)


                         435 DEVON PARK DRIVE, SUITE 410
                            WAYNE, PENNSYLVANIA 19087
                            -------------------------
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE AND ZIP CODE)

                            (FULL TITLE OF THE PLAN)

                    C/O EHMANN, VAN DENBERGH & TRAINOR, P.C.
                        TWO PENN CENTER PLAZA, SUITE 725
                        PHILADELPHIA, PENNSYLVANIA 19102
                        --------------------------------
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                  215-851-9800
                                  ------------
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

                                                        PROPOSED              PROPOSED
        TITLE OF                                        MAXIMUM               MAXIMUM
       SECURITIES                AMOUNT TO              OFFERING             AGGREGATE                AMOUNT OF
         TO BE                      BE                 PRICE PER              OFFERING               REGISTRATION
       REGISTERED               REGISTERED               SHARE(1)              PRICE                     FEE
       ----------               ----------               --------              -----                     ---
      Common Stock                50,000                 $1.68                $84,000                  $27.72
    (Par Value $.01)

     (1) This price was fixed based on the closing price of the stock on March 30, 1998

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
              ----------------------------------------------------

ITEM #1

(b)      Securities to be offered:
         -------------------------

(1) This Registration Statement covers 50,000 shares of Common Stock, par value $.01, of Daleco Resources Corporation, a Delaware corporation, issued to consultants in exchange for services at $1.68 per share pursuant to Rule 701 under the Securities Act of 1933.

(2)      The persons covered hereby are:

   =========================================== ==========================
            NAME OF RE-OFFEROR                        NUMBER OF SHARES
   =========================================== ==========================
   Ehmann, Van Denbergh & Trainor, P.C.                    50,000
   Two Penn Center Plaza, Suite 725
   Philadelphia, PA 19102
   =========================================== ==========================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------


ITEM #3  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ----------------------------------------

The following documents are incorporated by reference in the registration statement:

(a) The registrants latest annual report on Form 10-KSB, dated December 30, 1997 for its fiscal year ending September 30, 1997.

(b) The registrant's Form 10-QSB dated February 12, 1998, for the quarter ending December 31, 1997.

(c) All other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to in (a) above, to include registrants Proxy Statements containing Part III information dated January 16, 1998.

(d) The descriptions of the registrants Common Stock which are contained in the registrant's statements under Section 12 of the Securities Exchange Act of 1934, including any amendment or reports filed for the purpose of updating such descriptions.

ITEM #4  DESCRIPTION OF SECURITIES.
         --------------------------

Not applicable.

ITEM #5  INTEREST OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

Legal Opinion - the validity of the shares of Common Stock covered by this registration statement had been passed upon for the Company by Ehmann, Van Denbergh & Trainor, P.C. counsel to the Company.

ITEM #6  INDEMNIFICATION OF DIRECTORS.
         -----------------------------

Section 145 of the General Corporation Law of Delaware authorizes indemnification of directors, officers and employees of Delaware Corporation. Articles VIII of the registrant's by-laws (i) authorizes the indemnification of directors and officers (the "Indemnitee") under specified circumstances to the fullest extent authorized by the General Corporation Law of Delaware, (ii) provides for the advancement of expenses to the Indemnitee for defending any proceedings related to the specified circumstances, (iii) gives the Indemnitee the right to bring suit against the registrant to enforce the foregoing rights to indemnification and advancement of expenses, and (iv) authorizes the registrant to maintain certain policies of insurance to protect itself and any of its directors, officers or employees. The registrant currently maintains as policies of insurance under which the directors and officers of registrant are insured. In connection with the defense of actions, suites or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

ITEM #7  EXEMPTION FROM REGISTRATION CLAIMED.
         ------------------------------------

In each instance the Common Stock issued by the registrant to the holder were issued pursuant to the exemption contained in Rule 701 promulgated under Section 3(b) of the Securities Act of 1933.

ITEM #8  EXHIBITS.
         ---------

The exhibits to the registration statement are listed in the Exhibit Index elsewhere herein.

ITEM #9  UNDERTAKINGS.
         -------------

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be all new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To include any material information not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that paragraphs (i) and
         (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraph is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain, unexercised at the expiration of the exercise period.

(4) That, for the purpose of determining any liability under the Securities Act of 1934 each filing of the Company's annual report pursuant to
         Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------


Pursuant to the requirements of the Securities Act of 1933, Daleco Resources Corporation certifies that it has reasonable grounds to believe it meets all of the requirements for filing or Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Wayne, Commonwealth of Pennsylvania, on March 31, 1998.

                                              Daleco Resources Corporation

                                              /s/GARY J. NOVINSKIE
                                              ---------------------------------
                                              By:  Gary J. Novinskie, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                   SIGNATURE                                    TITLE                                 DATE
                   ---------                                    -----                                 ----
                                               CHAIRMAN OF THE BOARD OF DIRECTORS AND
                                                                CHIEF
                  ss/Dov Amir                             EXECUTIVE OFFICER                      March 31, 1998
      -------------------------------------                                                ----------------------------
                    DOV AMIR


                                                       PRESIDENT, DIRECTOR AND
              ss/Gary J. Novinskie                     CHIEF OPERATING OFFICER                   March 31, 1998
      -------------------------------------                                                ----------------------------
               GARY J. NOVINSKIE



              ss/EDWARD J. FURMAN                      CHIEF FINANCIAL OFFICER                   March 31, 1998
      -------------------------------------                                                ----------------------------
                EDWARD J. FURMAN


                                                            DIRECTOR AND
              ss/DAVID F. LINCOLN                          VICE PRESIDENT                        March 31, 1998
      -------------------------------------                                                ----------------------------
                DAVID F. LINCOLN


                ss/LOUIS ERLICH                               DIRECTOR                           March 31, 1998
      -------------------------------------                                                ----------------------------
                  LOUIS ERLICH


              ss/C. WARREN TRAINOR                            DIRECTOR                           March 31, 1998
      -------------------------------------                                                ----------------------------
               C. WARREN TRAINOR


              ss/EBERHARD MEULLER                             DIRECTOR                           March 31, 1998
      -------------------------------------                                                ----------------------------
                EBERHARD MUELLER

                                    EXHIBITS
                                    --------

Filed pursuant to Item 601 of Regulation S-B:

                       DESCRIPTION                                              METHOD OF FILING
(4)      Article  of  Incorporation  of  Daleco  Resources       Attached  as an  Exhibit  to Form 8-K dated
         Corporation.                                            October  7, 1996.

(5)      Opinion of Ehmann, Van Denbergh & Trainor, PC.          Included at Part II-1 of this Registration
                                                                 Statement.

(24)     Consent of Experts  and  Counsel
         Consent  of  Ehmann,  Van  Denbergh &
         Trainor, PC is contained in its
         opinion filed as Exhibit 5.
